Exhibit 23-b



               Consent of Independent Certified Public Accountants





The Board of Directors
DDL Electronics, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG Peat Marwick
Los Angeles, California
August 27, 1998